Exhibit 99.1

APLP HOLDINGS LIMITED PARTNERSHIP

AND SUBSIDIARIES

Consolidated Financial Statements (unaudited)

For the Years Ended December 31, 2016 and 2015

APLP HOLDINGS LIMITED PARTNERSHIP

AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in millions of U.S. dollars)
(unaudited)

	December 31,	December 31,
	2016	2015
Assets
Current assets:
Cash and cash equivalents	$26.0	$60.3
Restricted cash	9.3	10.4
Accounts receivable - trade, unbilled and other	34.8	36.5
Accounts receivable - related party	40.2	94.1
Current portion of derivative instruments asset	4.1	—
Inventory	14.5	15.2
Prepayments and other current assets	6.3	9.3
Total current assets	135.2	225.8

Property, plant, and equipment, net	613.7	650.9
Equity investment in unconsolidated affiliates	266.8	286.2
Power purchase agreements and intangible assets, net	246.2	308.9
Goodwill	36.1	134.5
Derivative instruments asset	4.6	0.3
Other assets	5.2	8.0
Total assets	$1,307.8	$1,614.6

Liabilities
Current liabilities:
Accounts payable	$3.7	$6.0
Related party payables	26.3	101.1
Accrued interest	0.3	0.3
Other accrued liabilities	17.5	18.7
Current portion of long-term debt	109.4	13.4
Current portion of derivative instruments liability	6.0	35.1
Other current liabilities	1.8	2.5
Total current liabilities	165.0	177.1

Long-term debt, net of unamortized discount and deferred financing costs	697.0	629.5
Derivative instruments liability	14.8	12.9
Deferred income taxes	69.2	85.8
Power purchase and fuel supply agreement liabilities, net	25.3	27.0
Other long-term liabilities	51.6	280.2
Total liabilities	1,022.9	1,212.5

Commitments and contingencies

Equity
Partners’ capital	1,202.0	1,144.3
Accumulated other comprehensive loss	(146.5)	(137.5)
Retained deficit	(991.9)	(826.0)
Total APLP Holdings Limited Partnership equity	63.6	180.8
Preferred shares issued by a subsidiary company	221.3	221.3
Total equity	284.9	402.1
Total liabilities and equity	$1,307.8	$1,614.6

APLP HOLDINGS LIMITED PARTNERSHIP

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions of U.S. dollars)
(unaudited)

	Years ended December 31,
	2016	2015
Project revenue:
Energy sales	$172.8	$180.3
Energy capacity revenue	123.0	130.8
Other	73.1	79.4
	368.9	390.5
Project expenses:
Fuel	136.8	152.8
Operations and maintenance	94.3	91.3
Depreciation and amortization	106.1	102.4
	337.2	346.5
Project other income (expense):
Change in fair value of derivative instruments	36.6	17.1
Equity in earnings of unconsolidated affiliates	35.9	36.7
Interest expense, net	(2.6)	(3.0)
Impairment and other income (expense)	(85.5)	(126.5)
	(15.6)	(75.7)
Project income (loss)	16.1	(31.7)

Administrative and other expenses (income):
Administration	3.0	4.6
Interest, net	98.7	81.5
Foreign exchange loss (gain)	3.3	(26.8)
Other expense (income)	15.1	(0.6)
	120.1	58.7
Loss from continuing operations before income taxes	(104.0)	(90.4)
Income tax benefit	(14.0)	(29.6)
Net loss from continuing operations	(90.0)	(60.8)
Net income from discontinued operations	—	19.5
Net loss	(90.0)	(41.3)
Net loss attributable to noncontrolling interests	—	(11.0)
Net income attributable to preferred shares of a subsidiary company	8.5	8.8
Net loss attributable to APLP Holdings Limited Partnership	$(98.5)	$(39.1)

APLP HOLDINGS LIMITED PARTNERSHIP

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions of U.S. dollars)
(unaudited)

	December 31,
	2016	2015
Cash flows from operating activities:
Net loss	$(90.0)	$(41.3)
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	106.1	112.9
Loss (gain) on sale of assets	0.2	(46.9)
Stock-based compensation expense	1.9	2.4
Distributions from unconsolidated affiliates	55.3	58.5
Equity in earnings from unconsolidated affiliate	(35.9)	(36.6)
Unrealized foreign exchange loss (gain)	3.3	(26.8)
Change in fair value of derivative instruments	(36.6)	(17.1)
Change in deferred income taxes	(16.9)	(7.6)
Impairment	85.9	127.9
Change in other operating balances
Accounts receivable	11.6	(15.0)
Inventory	0.8	2.3
Prepayments, supplies and other assets	43.4	5.2
Accounts payable	(19.8)	(17.8)
Accruals and other liabilities	(2.8)	(7.8)
Cash flows provided by operating activities	106.5	92.3

Cash flows (used in) provided by investing activities:
Proceeds from asset sales	—	326.3
Contribution to equity investment	—	(0.6)
Change in restricted cash	1.1	6.5
Capitalized development costs	—	(1.0)
Reimbursement of costs for third party construction project	4.7	—
Purchase of property, plant and equipment	(7.2)	(11.0)
Cash flows (used in) provided by investing activities	(1.4)	320.2

Cash flows used in financing activities:
Dividends paid to Parent	(250.3)	(362.9)
Dividends paid to noncontroling interests	—	(3.7)
Dividends paid on preferred shares of a subsidiary company	(8.5)	(8.8)
Proceeds from senior secured term loan facility, net of discount	682.9	—
Repayment of corporate and project-level debt	(547.3)	(78.4)
Deferred financing costs	(16.2)	—
Cash flows used in financing activities	(139.4)	(453.8)

Net decrease in cash and cash equivalents	(34.3)	(41.3)
Cash and cash equivalents at beginning of period at discountinued operations	—	3.9
Cash and cash equivalents at beginning of period	60.3	97.7
Cash and cash equivalents at end of period	$26.0	$60.3

Supplemental cash flow information
Interest paid	$54.2	$45.1
Taxes paid	$3.5	$10.5
Accruals for construction	$1.2	$0.6